UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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Waterside Capital Corporation

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WATERSIDE CAPITAL CORPORATION
A Small Business Investment Company

300 East Main Street, Suite 1380
Norfolk, Virginia 23510

September 17, 2002

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Waterside Capital Corporation that will be held at Nauticus, One Waterside Drive, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on October 28, 2002. At the meeting, you will be asked to elect 16 Directors to serve one-year terms, and to ratify the appointment of KPMG LLP as the Company’s auditors for 2003.

Enclosed are a Notice of the Annual Meeting, a Proxy Card, and a Proxy Statement containing information about the matters to be acted upon at the meeting. Directors and officers of the Company as well as a representative of KPMG LLP will be present at the Annual Meeting to respond to any questions our shareholders may have.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. Accordingly, we urge you to sign and date the enclosed Proxy Card and promptly return it to us in the enclosed, self-addressed, postage-paid envelope, even if you are planning to attend the meeting. If you attend the meeting, you may vote in person, even if you have previously returned a Proxy Card. The Board of Directors encourage you to vote FOR all the matters to be considered at the Annual Meeting.

We look forward to the 2002 Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

Sincerely,

/s/ J. ALAN LINDAUER
J. Alan Lindauer, President and Chief Executive Officer

WATERSIDE CAPITAL CORPORATION
300 EAST MAIN STREET, SUITE 1380
NORFOLK, VIRGINIA 23510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
OCTOBER 28, 2002

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Waterside Capital Corporation (the “Company”) will be held at Nauticus, One Waterside Drive, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on October 28, 2002 for the following purposes:

1.	To elect 16 directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for 2003; and

3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement. The Board of Directors has established the close of business on August 30, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1 and 2 above.

By Order of the Board of Directors

/s/ Gerald T. McDonald

Gerald T. McDonald, Secretary

Norfolk, Virginia
September 17, 2002

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

PROXY STATEMENT

This Proxy Statement and the enclosed proxy card (“proxy”) are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Waterside Capital Corporation (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Nauticus, One Waterside Drive, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on October 28, 2002, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

Only shareholders of record at the close of business on August 30, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and proxy are being mailed to registered holders of the Common Stock of the Company on or about September 17, 2002.

Revocability of Proxy

A shareholder may revoke his proxy at any time before its use. Accordingly, execution of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. If your proxy is properly signed, received by the Company and not revoked by you, the shares to which it relates will be voted at the Annual Meeting in accordance with your instructions. If a shareholder does not return a signed proxy, his or her shares cannot be voted by proxy.

Person Making the Solicitation

The cost of soliciting proxies will be borne by the Company. The Company has retained Registrar and Transfer Company to assist in the solicitation of proxies from brokers and nominees and in the counting of proxies. The Company will pay Registrar and Transfer Company approximately $500 plus out-of-pocket expenses for this assistance. In addition to solicitation by mail, the Company will request banks, brokers, and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and employees of the Company may solicit proxies personally, by telephone, telefacsimile or other means of electronic transmission from some shareholders if proxies are not received promptly, for which no additional compensation will be paid.

Voting Shares And Vote Required

On the Record Date, the Company had 1,557,630 shares of Common Stock outstanding, each share having one vote on each matter presented at the Annual Meeting. Only holders of the Company’s Common Stock of record at the close of business on August 30, 2002, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and shares held in street name (“Broker Shares”) voted as to any matter at the Annual Meeting will be included in determining the number of shares present or represented at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented at the Annual Meeting.

All shareholder meeting proxies, ballots, and tabulations that identify individual shareholders are kept confidential, and will not be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements. Votes will be counted and certified by Registrar and Transfer Company, which will act as the inspector of elections.

Unless specified otherwise, your proxy will be voted as follows:

(1)	FOR the election of the 16 nominees to serve as directors of the Company for a one-year term and until their respective successors are duly elected and qualified; and

(2)	FOR the ratification of the appointment of KPMG LLP as independent auditors for 2003.

The Company is not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxy in accordance with their best judgment.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of 16 members. Directors serve for a term of one year and hold office until their successors are duly elected and qualify. The Board of Directors recommends that the 16 nominees listed below be elected to the Board of Directors. All of such nominees were previously elected Directors by the shareholders. Proxies received will be voted for the election of these 16 nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominees may so indicate on the proxy. Each of the nominees has consented to be named as a nominee and has indicated his intent to serve if elected. If any nominee becomes unable to serve, the proxies will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

The following information relates to the nominees. There are no family relationships among any of the nominees, nor among any of the nominees and any officer. There is no understanding between any nominee and any other person pursuant to which the nominee was selected.

Director Nominees

James E. Andrews, 64, has served as a director of the Company since May 1997. Since 1974, Mr. Andrews has been the principal owner of Anzell Automotive, Inc., an automotive repair firm and franchisor of automotive repair shops.

J. W. Whiting Chisman, Jr., 61, has served as a director of the Company since February 1994. Since 1988, he has been President of Dare Investment Company, a land developer and investor in equities. Mr. Chrisman is a member of the Executive Committee and the Compensation Committee.

Eric L. Fox, 55, has served as a director of the Company since July 1993. In 1975, Mr. Fox joined the investment firm of Kidder, Peabody & Co. which was acquired by Paine Webber in 1995. He is currently a Portfolio Manager of Paine Webber.

Marvin S. Friedberg, 59, has served as a director since May 2000. Since 1989, he has served as Chief Executive Officer of Virginia Commonwealth Trading Company, a firm engaged in international trading.

Roger L. Frost, 70, has served as a director of the Company since May 1997. Between 1956 and 1997, he was an accountant with Goodman & Company, a firm of Certified Public Accountants, from which he retired as a senior partner in 1997. Mr. Frost is a member of the Audit Committee.

Ernest F. Hardee, 62, has served as a director of the Company since September 1997. Since 1963, he has been President and Chief Executive Officer of Hardee Realty Corporation, a real estate brokerage firm. He also served as a director of Branch Bank & Trust Corp. from 1995 through early 2000. Mr. Hardee is a member of the Executive Committee and the Compensation Committee.

Henry U. Harris, III, 49, has served as a director of the Company since September 1997. Since 1980, he has been Portfolio Manager of Virginia Investment Counselors, Inc., a financial consulting firm, of which he is now President. Since 1991, he has been the vice-chairman of the Board of Directors of Heritage Bank & Trust.

J. Alan Lindauer, 63, has served as a director since July 1993 and as Chairman of the Executive Committee of the Company since December 1993 and since March 1994 as its President and Chief Executive Officer. Mr. Lindauer is a Certified Management Consultant.

Robert I. Low, 65, has served as a director of the Company since July 1993. In July of 2002, Mr. Low retired as a senior partner of Goodman & Company, a firm of Certified Public Accountants which he joined in 1969. Mr. Low is a member of the Executive Committee and the Audit Committee.

Peter M. Meredith, Jr., 50, has served as a director of the Company and as Chairman of the Board of Directors since May 1994. Since 1978, he has served in various executive capacities with Meredith Construction Company, Inc. Since 1995, he has been the Chairman of the Board of Directors of Heritage Bank. Mr. Meredith is a member of the Executive Committee, Compensation Committee and the Audit Committee.

Charles H. Merriman, III, has served as a director of the Company since March 1998. In March of 2002, Mr. Merriman retired from his service as a Managing Director with BB&T Capital Markets, an investment banking firm, where he has served in various capacities since 1972. Mr. Merriman is a member of the Executive Committee.

Augustus C. Miller, 68, has served as a director of the Company since August 1994. Since 1977, he has been President and Chief Executive Officer of Miller Oil Co., Inc., a distributor of fuels.

Juan M. Montero, II, 60, has served as a director of the Company since July 1995. Since 1972, he has engaged in the private practice of general and thoracic surgery.

R. Scott Morgan, Sr., 57, has served as a director of the Company since September 1997. From 1995 through 1998, Mr. Morgan was Executive Vice President and Corporate Banking Manager with the Corporate Banking Group of Branch Bank & Trust Corp. Between 1992 and 1995, he was employed in various capacities with Commerce Bank. Mr. Morgan has been the President of Towne Bank since 2000. Mr. Morgan is a member of the Executive Committee.

Richard G. Ornstein, 60, has served as a director of the Company since September 1997. Since 1964, Mr. Ornstein has been privately engaged in real estate management and development. Mr. Ornstein is a member of the Executive Committee.

Jordan E. Slone, 40, has served as a director of the Company since July 1995. Since 1987, Mr. Slone has been Chairman and Chief Executive Officer of the Harbor Group Companies, a diversified real estate and financial services firm.

Directors are elected by a “plurality” of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. For the purposes of the Annual Meeting, this means that the 16 director nominees with the most affirmative votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL STOCKHOLDERS VOTE “FOR” THE DIRECTOR-NOMINEES SET FORTH ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of August 30, 2002 relating to the beneficial ownership of the Company’s Common Stock by (i) each of the Company’s directors and each executive officer identified in the Summary Compensation Table (“Named Executive Officers”) and (ii) all of the Company’s directors and executive officers as a group. Except for those Named Executive Officers and/or directors listed below, no other person (or group of affiliated persons) is known by the Company to own beneficially more than 5% of the Common Stock.

Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percent of Class(2)

James E. Andrews	15,679		1.0

J.W. Whiting Chisman, Jr.	38,900		2.5

Eric L. Fox	7,951		*

Marvin S. Friedberg	46,402		3.0

Roger L. Frost	55,667		3.6

Ernest F. Hardee	5,170		*

Henry U. Harris, III	6,061		*

J. Alan Lindauer	173,176	(3)	10.3

Robert I. Low	5,018		*

Gerald T. McDonald	48,561	(4)	2.9

Peter M. Meredith, Jr.	104,765	(5)	6.7

Charles H. Merriman, III	1,783		*

Augustus C. Miller	11,227		*

Juan M. Montero, II	30,939	(6)	2.0

R. Scott Morgan, Sr.	2,705		*

Richard G. Ornstein	11,335		*

Jordan E. Slone	16,574	(7)	1.1

Martin N. Speroni	36,551	(8)	2.2

Lex W. Troutman	32,694	(9)	1.9

All officers and directors as a Group (19 persons)	651,158		38.7

(1) All directors and the executive officers identified above receive mail at the Company’s corporate executive offices at 300 East Main Street, Suite 1380, Norfolk, Virginia 23510.
(2)    The number of shares and percentages shown in the table are as of August 30, 2002, and are based on (i) the 1,557,630 shares of Common Stock outstanding on such date and (ii) an aggregate of 126,192 shares issuable pursuant to options held by the respective person or group which are presently exercisable or which may be exercised within 60 days after August 30, 2002, as set forth below. Pursuant to the rules of the Securities and Exchange Commission, the presently exercisable options are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person or group.

(3)    Includes 35,300 shares which Mr. Lindauer has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan, and 3,433 shares under the Company’s 401(k) plan.

(4)    Includes 35,300 shares which Mr. McDonald has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan and 6,520 shares under the Company’s 401(k) plan.

(5)    Includes (i) 11,130 shares held by Meredith Realty Company, L.L.C., of which Mr. Meredith is a member, (ii) 35,462 shares held by Pomar Holding Company, L.L.C., of which Mr. Meredith is a member, (iii) 16,118 shares owned by Mr. Meredith’s wife, and (iv) 4,452 shares held in trust for the benefit of Mr. Meredith’s children.

(6) All except 109 shares are held by Juan M. Montero II M.D. P.C. Profit Sharing and Money Purchase Pension Plan for benefit of Dr. Montero.
(7) All except 992 shares are held by Garden Capital Acquisitions, LLC of which Mr. Slone is a member.
(8)    Includes 27,796 shares which Mr. Speroni has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan and 8,755 shares under the Company’s 401(k) plan.

(9)    Includes 27,796 shares which Mr. Troutman has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan and 2,672 under the Company’s 401(k) plan.

*Represents less than one percent (1%) interest.

Meetings and Committees of the Board of Directors

Meetings

The business of the Company is managed under the direction of the Board of Directors. The Executive Committee of the Board of Directors has been delegated the power, with certain exceptions, to act in place of the full Board during all periods between regular meetings of the Board, and the Executive Committee meets on a regularly scheduled basis during the year. The Board of Directors held one meeting during fiscal year 2002. All of the members of the Board of Directors except Mr. Lindauer are independent directors. Each member of the Board of Directors attended the meeting during fiscal year 2002, other than Messrs. Fox, Friedberg, Merriman, Morgan and Slone, who were absent from the meeting.

Committees

The Board of Directors has established an Executive Committee (“Executive Committee”), an Audit Committee (“Audit Committee”) and a Compensation/Stock Option Committee (“Compensation Committee”). The Company’s Articles of Incorporation provide for the appointment by the Board of Directors of an Executive Committee comprised of not less than five nor more than nine members, all of whom must be members of the Board of Directors. The Executive Committee was constituted by the Board of Directors in December 1993 and, under Virginia law, may exercise all the authority of the Board of Directors except that it may not (i) approve or recommend to shareholders action that Virginia law requires to be approved by shareholders, (ii) fill vacancies on the Board of Directors or any committee, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal the Bylaws, (v) approve a plan of merger, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of the relative rights, preferences and limitations of a class or series of shares within limits specifically prescribed by the Board of Directors. The Executive Committee meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring approval. It also holds special meetings when an important matter requires action between scheduled meetings.

The Executive Committee met twelve times during fiscal year 2002. All members of the Executive Committee attended at least 75% of all Executive Committee meetings, except for Messrs. Hardee, Morgan and Ornstein, in fiscal year 2002. The members of the Executive Committee are Messrs. Chisman, Hardee, Lindauer, Low, Meredith, Merriman, Morgan, and Ornstein.

The Audit Committee held three meetings in 2002. At year-end, its members were Robert I. Low, Roger L. Frost and Peter M. Meredith, Jr. See “Audit Committee Report.”

The Compensation Committee makes recommendations to the Board of Directors as to, among other things, the compensation of the Chief Executive Officer, each officer who is also a director of the Company and designated other members of senior management, as well as new compensation and stock plans. The Compensation Committee met one time during fiscal year 2002. The members of the Compensation Committee are Messrs. Chisman, Hardee, and Meredith. See “Compensation Committee Report.”

Identification of Director-Nominees

The Company has no nominating committee. The duties of selecting nominees for Directors and executive officers is performed by the entire Board of Directors. The Company will consider director-nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders for nominees, nor has the Company established any procedure for this purpose for the Annual Meeting.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three (3) directors, each of whom is an “independent director” as that term is defined under the Nasdaq listing standards. To be an independent director under this definition, a director may not be an officer or an employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. As discussed above, the Audit Committee held three meetings during fiscal year 2002. Responsibilities of the Audit Committee are set forth in its Charter, which is reviewed and amended periodically by the Company’s Board of Directors as appropriate. A copy of the Company’s Audit Committee Charter was attached to the Proxy Statement prepared by the Company and distributed to shareholders in connection with the Company’s 2001 Annual Meeting of Shareholders. Among other things, the Audit Committee:

•	serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems;

•	appraises the efforts and effectiveness of the Company’s independent auditors, including their independence and professionalism;

•	provides an efficient means for communication among the Board, the independent auditors, and the Company’s financial and senior management;

•	recommends to the Board of Directors the engagement of, and the fees to be paid to, the independent auditors; and

•	supervises the Company’s compliance with applicable legal and regulatory requirements.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions With Audit Committees). The Audit Committee discussed with the Company’s independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the independent auditors. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Audited Financial Statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors, KPMG LLP.

•	Robert I. Low
•	Roger L. Frost
•	Peter M. Meredith, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below sets forth certain information regarding cash and other compensation paid during the fiscal years ended June 30, 2000, 2001 and 2002 to each of the Named Executive Officers (the Chief Executive Officer and the three highest compensated Officers receiving more than $60,000 in annual compensation) in all capacities in which they served.

Summary Compensation Table

	Annual Compensation					(1) Long-term Compensation Awards Securities Underlying Options / SARs(#)
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		(2) All Other Compensation
J. Alan Lindauer CEO & President	2002 2001 2000	$165,000 150,000 140,000	$	— 35,000 40,000	— — —	— 15,000 25,300	$8,809 5,328 5,286

Gerald T. McDonald CFO, Treasurer & Secretary	2002 2001 2000	121,000 110,000 102,500		— 35,000 35,000	— — —	— 15,000 25,300	8,707 4,811 4,031

Lex W. Troutman Business Development Officer	2002 2001 2000	121,000 100,000 80,000		— 30,000 101,300	— — —	— 10,000 10,000	8,256 5,969 3,602

Martin N. Speroni Director of Research	2002 2001 2000	110,000 100,000 90,000		— 30,000 30,000	— — —	— 10,000 10,000	8,556 4,656 3,002

(1)	Amount represents stock options granted in the year indicated.
(2)	Includes 401(k) match and term life insurance premiums paid on behalf of the Named Executive Officers

The following table contains information concerning exercises of stock options by the Named Executive Officers during the fiscal year ended June 30, 2002 and the fiscal year-end value of all unexercised stock options held by the Named Executive Officers. There were no grants of stock options to the Named Executive Officers during the fiscal year ended June 30, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year- End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at FY-end(#)	Value of Unexercised In-the-Money options/SARs at FY-end($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
J. Alan Lindauer CEO & President	—	—	35,300/5,000	-/-
Gerald T. McDonald CFO, Treasurer & Secretary	—	—	35,300/5,000	-/-
Lex W. Troutman Business Development Officer	—	—	27,796/3,334	-/-
Martin N. Speroni Director of Research	—	—	27,796/3,334	-/-

(1)	Under Securities and Exchange Commission rules, an option is only considered in-the-money for purposes of the chart if the per share exercise price is less than $2.60, the last reported sales price of our common stock on the Nasdaq SmallCap Market on June 28, 2002, the last business day of the Company’s 2002 fiscal year. None of the stock options held by the Named Executive Officers are exercisable for less than $2.60 per share.

Employment Agreements

Mr. Lindauer is employed as the Company’s President and Chief Executive Officer under an employment agreement dated January 1, 2001 (the “Lindauer Employment Agreement”). The Lindauer Employment Agreement expires on January 31, 2004, unless terminated earlier in accordance with its terms. In addition, if a change of control of the Company occurs during the period covered by the Lindauer Employment Agreement, the term is automatically extended for a period of 36 months beyond the month in which the change of control occurred. Mr. Lindauer is paid an annual salary of $165,000. The Lindauer Employment Agreement provides, should Mr. Lindauer leave employment with the Company, a two-year covenant not to compete with the Company within the Commonwealth of Virginia and a one-year employee non-solicitation clause. It also imposes certain non-disclosure obligations on Mr. Lindauer with respect to the Company’s confidential and proprietary information.

Mr. McDonald is employed as the Company’s Treasurer and Chief Financial Officer under an employment agreement dated January 1, 2001 (the “McDonald Employment Agreement”). The McDonald Employment Agreement expires on January 31, 2004, unless terminated earlier in accordance with its terms. In addition, if a change of control of the Company occurs during the period covered by the McDonald Employment Agreement, the term is automatically extended for a period of 36 months beyond the month in which the change of control occurred. Mr. McDonald is paid an annual salary of $121,000. The McDonald Employment Agreement provides, should Mr. McDonald leave employment with the Company, a two-year covenant not to compete with the Company within the Commonwealth of Virginia and a one-year employee non-solicitation clause. It also imposes certain non-disclosure obligations on Mr. McDonald with respect to the Company’s confidential and proprietary information.

Mr. Troutman is employed as the Company’s Vice President and Business Development Officer under an employment agreement dated January 1, 2001 (the “Troutman Employment Agreement”). The Troutman Employment Agreement expires on January 31, 2004, unless terminated earlier in accordance with its terms. In addition, if a change of control of the Company occurs during the period covered by the Troutman Employment Agreement, the term is automatically extended for a period of 36 months beyond the month in which the change of control occurred. Mr. Troutman is paid an annual salary of $121,000. The Troutman Employment Agreement provides, should Mr. Troutman leave employment with the Company, a two-year covenant not to compete with the Company within the Commonwealth of Virginia and a one-year employee non-solicitation clause. It also imposes certain non-disclosure obligations on Mr. Troutman with respect to the Company’s confidential and proprietary information.

Mr. Speroni is employed as the Company’s Vice President and Director of Research under an employment agreement dated January 1, 2001 (the “Speroni Employment Agreement”). The Speroni Employment Agreement expires on January 31, 2004, unless terminated earlier in accordance with its terms. In addition, if a change of control of the Company occurs during the period covered by the Speroni Employment Agreement, the term is automatically extended for a period of 36 months beyond the month in which the change of control occurred. Mr. Speroni is paid an annual salary of $110,000. The Speroni Employment Agreement provides, should Mr. Speroni leave employment with the Company, a two-year covenant not to compete with the Company within the Commonwealth of Virginia and a one-year employee non-solicitation clause. It also imposes certain non-disclosure obligations on Mr. Speroni with respect to the Company’s confidential and proprietary information.

401(k) Plan

In July of 1998, the Company adopted a profit sharing and thrift plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees of the Company may elect to participate and contribute up to 8% of their annual salary in the 401(k) Plan. The Company may make matching contributions and the amount of such contributions, if any, will be determined by the Company each year. The Company made 100% matching contributions of the first 6% of each participating employee’s contributions to the 401(k) Plan during the fiscal year ended June 30, 2002.

Stock Option Plan

The Waterside Capital Corporation 1998 Employee Stock Option Plan (the “Option Plan”) was approved by the shareholders of the Company on October 22, 1998. The shareholders of the Company approved an amendment to the Plan on October 25, 1999. The Option Plan provides for the issuance of stock option awards to employees of the Company. The purpose of the Option Plan is to promote the long-term growth and profitability of the Company by providing employees with incentives to improve stockholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain, and reward highly motivated and qualified employees. The maximum number of shares of the Company’s Common Stock that may be issued with respect to awards granted under the Option Plan is 212,000. The maximum number of shares that may be issued with respect to awards under the Plan to an individual in a calendar year may not exceed 25,000 shares. The Option Plan is administered by the Compensation Committee and the Option Plan authorizes the Compensation Committee to make all awards. The Compensation Committee determines the prices, vesting schedules, expiration dates, and other material conditions under which such awards may be exercised.

Directors’ Compensation

During 2002, Directors and members of the committees of the Board of Directors received $100 for each meeting they attended. In lieu of receiving cash, all Directors who were entitled to receive fees for meeting attendance elected to receive such fees in the form of Common Stock purchased by the Company on the open market. Directors who are also employees of the Company received no compensation from the Company in their capacity as directors. The Company reimburses all of its directors for travel and out of pocket expenses in connection with their attendance at meetings of the Board of Directors.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, together with rules promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC and NASDAQ. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Each Director of the Company has failed to file a Form 5 within 45 days subsequent to the end of the fiscal year ended June 30, 2002. During the 2002 fiscal year, the Company issued shares of its Common Stock to each Director in lieu of directors’ fees. These shares were purchased on the open market and issued to Directors on a monthly basis. These acquisitions of Common Stock from the Company are reportable by each Director on Form 5. Additionally, Ernest F. Hardee, a Director of the

Company, failed to file a Form 4 upon his sale of Common Stock to J. Alan Lindauer, our President and Chief Executive Officer.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

This report describes the Company’s executive officer compensation strategy, the components of the compensation program and the manner in which the 2002 compensation determinations were made for the Company’s Chief Executive Officer, J. Alan Lindauer, and the Company’s other executive officers (collectively “Executive Officers”).

In addition to the information set forth above under “Executive Compensation,” the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company’s Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company’s Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee are executive officers or employees of the Company.

Compensation Philosophy

The compensation of the Company’s Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer’s previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company’s profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer’s compensation package during fiscal year 2002 were (i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See “Bonus Program” below. In addition, stock option awards have been made in the past, and will continue to be made in the future, to the Company’s Executive Officers pursuant to the Company’s 1998 Employee Stock Option Plan.

Employment Agreements

The Company has entered into Employment Agreements with certain Executive Officers. The Compensation Committee believes that written employment agreements are necessary to attract and retain a quality management team and are consistent with the Company’s compensation philosophy. To strengthen the Company’s ability to retain quality management, four written employment agreements were entered into between certain Executive Officers effective January 1, 2001. The principal terms of these employment agreements are described under “Executive Officer Employment Agreements” above.

Bonus Program

The Company has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company. Although no bonus awards were made to Executive Officers during fiscal year 2002, the Compensation Committee expects that such bonuses will be awarded in the future.

1998 Employee Stock Option Plan

The Board and the Compensation Committee strive to compensate key employees of the Company in a manner that aligns closely the interests of such key employees with the interests of the Company’s shareholders. In furtherance of this goal, in 1998 the Board adopted the Waterside Capital Corporation 1998 Employee Stock Option Plan, which was approved by shareholders. During 1999, the Board adopted, and the shareholders approved, an amendment to the Plan. The purpose of the Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company’s Common Stock, associate more closely the interests of Executive Officers and key employees of the Company with the interests of the Company’s shareholders. The Compensation Committee did not grant any stock options to Executive Officers during fiscal year 2002, however, the Committee expects that such stock option grants will be awarded in the future.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

Section 162(m) of the Internal Revenue Code (“162(m)”) precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee has concluded that 162(m) will not impact the Company during fiscal year 2003 because compensation in excess of $1 million will not be paid to any employee of the Company.

•	J. W. Whiting Chisman, Jr.
•	Ernest F. Hardee
•	Peter M. Meredith, Jr.

THE PRECEDING “COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS” AND THE AUDIT COMMITTEE REPORT APPEARING ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

PROPOSAL 2.    RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon recommendation of its Audit Committee, intends to appoint KPMG LLP as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending June 30, 2003, and the Board of Directors desires that such appointment be ratified by the shareholders. KPMG LLP has audited the financial statements of the Company since June 30, 1997. A representative of KPMG LLP will be present at the Annual Meeting. Such representative will have an opportunity to make a statement if she so desires, and will be available to respond to appropriate questions. Ratification by the shareholders of KPMG LLP requires the affirmative vote of the majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S AUDITORS.

FEES PAID TO PRINCIPAL ACCOUNTANTS

Audit Fees

KPMG LLP billed the Company an aggregate of $73,000 for (i) the audit of the Company’s financial statements for the fiscal year ended June 30, 2002 and (ii) reviews of the Company’s financial statements included in each Form 10-Q of the Company filed during 2002.

All Other Fees

KPMG LLP billed the Company an aggregate of $11,000 during the fiscal year ended June 30, 2002 for services not related to the financial statements referenced above. These fees consisted of fees for assisting the Company with the preparation of tax returns and other miscellaneous services.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by proxies will be voted on such matters in accordance with the discretion of the holders of such proxies.

SHAREHOLDER PROPOSALS

The next Annual Meeting will be held on or about October 27, 2003. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than June 30, 2003. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is June 30, 2003. All such proposals and notifications should be sent to Gerald T. McDonald, the Secretary of the Company, at the Company’s principal executive offices, 300 East Main Street, Suite 1380, Norfolk, Virginia.

GENERAL

The Company’s 2002 Annual Report accompanies this Proxy Statement. The 2002 Annual Report does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Report on Form 10-K and Form N-SAR for the year ended June 30, 2002 (the “Form N-SAR”), as filed with the Securities and Exchange Commission, without charge. Please direct written requests for a copy of the Form 10-K and Form N-SAR to: Gerald T. McDonald, Chief Financial Officer, Waterside Capital Corporation, 300 East Main Street, Suite 1380, Norfolk, VA 23510.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

By Order of the Board of Directors

September 17, 2002

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY WATERSIDE CAPITAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD OCTOBER 28, 2002

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated September 17, 2002, hereby appoints Ernest F. Hardee and Peter M. Meredith, Jr. (each with the power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Waterside Capital Corporation held of record by the undersigned on August 30, 2002, at the Annual Meeting of Shareholders to be held on October 28, 2002, and any adjournment thereof.

		For	Withhold	For All Except
1.	To elect 16 directors to hold office for a term of one year and until their respective successors are elected and qualified.	☐	☐	☐

NOMINEES:  James E. Andrews; J.W. Whiting Chisman, Jr., Eric L. Fox, Marvin S. Friedberg, Roger L. Frost, Ernest F. Hardee, Henry U. Harris, III, J. Alan Lindauer, Robert L. Low, Peter M. Meredith, Jr., Charles H. Merriman III, Augustus C. Miller, Juan M. Montero, II, R. Scott Morgan, Sr., Richard G. Ornstein, and Jordan E. Slone.

INSTRUCTION:  To withhold authority to vote for any individual nominee mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for 2003.	☐	☐	☐

3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. WHEN NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR 1 and 2.

Please be sure to sign and date this Proxy in the box below.

Date:

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

NOTE:  Please sign your name(s) exactly as they appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If any attorney, guardian, administrator, executor, or trustee, please give full title as such. If a partnership, sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.